
<ARTICLE>                  5

<PERIOD-TYPE>                                        9-MOS
<FISCAL-YEAR-END>                                    MAR-31-1997
<PERIOD-END>                                         DEC-31-1996
<CASH>                                               359,948
<SECURITIES>                                         3,187,839
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       36,638,463<F1>
<CURRENT-LIABILITIES>                                323,233<F2>
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           36,315,230
<TOTAL-LIABILITY-AND-EQUITY>                         36,638,463
<SALES>                                              000
<TOTAL-REVENUES>                                     217,864<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     401,841<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   000
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (2,198,882)<F5>
<EPS-PRIMARY>                                        (42.74)
<EPS-DILUTED>                                        000

<F1>Included  in total assets are  Investments in Local Limited  Partnerships  of  $32,819,776,  Restricted cash of
$235,491, Organizational costs, net of $11,667 and Other current assets of $23,742.
<F2>Included  in current  liabilities  are Accounts  payable to  affiliate  of $272,642  and  Accounts  payable and accrued expenses of $50,591.
<F3>Total revenue includes Investment of $146,175 and Other of $71,689.
<F4>Included in Other Expenses are Asset Management fees of $206,478,  General and Administrative of $160,991,  and
Amortization of $34,372.
<F5>Net loss reflects Equity in losses of Local Limited Partnerships of $2,014,905.

